Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Maxwell Technologies, Inc.
San Diego, California
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 17, 2016, relating to the consolidated financial statements, the effectiveness of Maxwell Technologies Inc.’s internal control over financial reporting, and schedules of Maxwell Technologies, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
San Diego, California
August 10, 2016